UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2006

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Award agreements approved on December 15, 2005, for use in connection with the 2005 Equity Incentive Plan (“2005 Plan”) of Hibbett Sporting Goods, Inc. (the “Company”) provide for the acceleration of vesting or the lapse of forfeiture requirements in certain cases upon participants’ death, disability or retirement. Such agreements were filed as exhibits to the Company's Current Report on Form 8-K on December 19, 2005.

On January 27, 2006, the Company's Compensation Committee (the “Committee”) determined to adopt similar principles for vesting and forfeiture applicable to all outstanding and unexercised stock options granted under the Amended and Restated 1996 Stock Option Plan (“1996 Plan”), as well as those awards granted before December 15, 2005, under the 2005 Plan.

Effective immediately, if any holder of such awards ceases to be employed by the Company because of death or disability, or if the holder retires and the Committee approves, then any unvested portion of a covered option shall fully vest and the forfeiture requirements of any restricted stock unit shall lapse.

Disability is further defined as a medically determinable physical or mental impairment which renders the participant unable to engage in any substantial gainful activity for not less than 120 days, as determined by a physician selected by the Committee. To qualify, retirement must occur after the date the participant attains age sixty-five (65) years, following at least five (5) years of service with the Company.

This modification will result in an immaterial charge which will be recorded in the fourth quarter of fiscal year ended January 28, 2006. No other terms of the 1996 Plan were modified.

On January 27, 2006, the Committee also granted to Michael J. Newsome, the Company’s Chairman and Chief Executive Officer, new stock options to purchase 24,000 shares of common stock, as well as an award for 5,100 executive restricted stock units. These awards are under the 2005 Plan and are subject to the Award Agreements filed on December 27, 2005. The Company intends to provide additional information regarding the compensation awarded to, including equity awards, to applicable officers and directors in respect of and during the year ended January 28, 2006, in the proxy statement for the Company’s 2006 annual meeting of stockholders.

Also on January 27, 2006, the Board of Directors (the “Board”) of the Company increased the options automatically granted to eligible outside directors under the 1996 Stock Plan for Outside Directors (“Director Plan”):

•	upon initial election to the Board (“Initial Award”) an option to purchase 10,000 shares of common stock;
•	annually thereafter (“Annual Award”) an option to purchase 5,000 shares of common stock (or a pro-rata amount if the director had served less than a full year on the Board).

This action increased the Initial Award from 7,500 shares and increased the Annual Award from 3,750 shares and is effective for fiscal year 2006.

Item 1.02. Termination of a Material Definitive Agreement

As previously reported on Form 8-K on December 27, 2005, the Compensation Committee, by unanimous consent dated December 23, 2005, authorized the Company to enter into agreements and modifications to its group health plan to permit its Chief Executive Officer and Chairman of the Board, Michael J. Newsome and his wife to become covered participants until their deaths.

The Committee has determined, after consultation with Company management, that there may be alternatives which would be beneficial to both the Company and Mr. Newsome. As part of the unanimous consent dated January 27, 2006, the Committee authorized the Company to retain a health care consultant to review the options available to the Company and Mr. Newsome and therefore rescinded the directive to amend the Company’s health plan, deferring such decision until after it can evaluate other alternatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

/s/ Gary A. Smith
Date: February 1, 2006	Vice President and Chief Financial Officer

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